Exhibit 4.12


TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT OR THE UNDERLYING COMMON STOCK IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX I TO THIS WARRANT, STATEMENT OF RIGHTS OF WARRANTHOLDER. NO TRANSFER OF SUCH SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS.

--------------------------------------------------------------------------------

                                     WARRANT

                    For the Purchase of 145,250 Common Shares

                                       of

                              MEDIX RESOURCES INC.

                            (a Colorado corporation)

     THIS CERTIFIES THAT, for value received, Mayer & Associates LLC, as registered owner (the "Owner") of this Warrant, is entitled, subject to Annex I hereto, at any time or from time to time on or after July 11, 2003, and at or before 5:30 p.m. Eastern Time July 11, 2008, but not thereafter, to subscribe for, purchase and receive 145,250 fully paid and non-assessable shares of common stock (the "Shares") of Medix Resources, Inc., a Colorado corporation (the "Corporation"), at the price of $0.30 per Share (the "Exercise Price"), upon presentation and surrender of this Warrant, and upon payment of the Exercise Price for the Shares to be purchased, to the Corporation at the principal office of the Corporation as more full described in the Statement of Rights of Warrantholder, a copy of which is attached as Annex I hereto, and by this reference made a part hereof; provided, however, that upon the occurrence of any of the events specified in Annex I hereto, the rights granted by this Warrant shall be terminated or adjusted as specified in such Annex. Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:30 p.m., Eastern Time, on July 11, 2008, or on such earlier date as may be applicable pursuant to Section 2 of Annex I, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     Subject to the terms contained herein, this Warrant may be exercised in whole, but not in part, by execution by the Owner of the form of exercise attached hereto.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.

                                   MEDIX RESOURCES, INC.

July 11, 2003
Warrant No. s2003-0007

                                   By:  /s/ Arthur Goldberg
                                        ----------------------------------------
                                        Arthur Goldberg, Chief Financial Officer


(SEAL)